Exhibit 99

SRFG, Inc.
3711 Kennett Pike
Greenville, DE 19807

November 25, 2002

The Bank of New York
2 N. LaSalle St., Suite 1020
Chicago, IL 60602

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Rating Group
55 Water Street
New York, New York 10041-0003

Moody's Investors Service
99 Church Street
New York, New York 10007

Sears, Roebuck and Co., as Servicer
3333 Beverly Road
Hoffman Estates, Illinois 60179

Ladies and Gentlemen:

            On behalf of SRFG, Inc. ("SRFG") and pursuant to Section 21 of the Series 2002-3 Supplement dated as of June 13, 2002, among SRFG, Sears, Roebuck and Co. ("Sears") and The Bank of New York, as Trustee (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)) to the Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Sears and the Trustee (the "Pooling and Servicing Agreement"), we hereby inform you of the issuance of Additional Certificates as of December 3, 2002, in the principal amount of $400,000,000 Floating Rate Class A(X) Master Trust Certificates, $33,300,000 Floating Rate Class B Master Trust Certificates, and $79,521,000 Floating Rate Class C Master Trust Certificates.

All terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.
Sincerely, /s/ George F. Slook George F. Slook President and Chief Executive Officer